UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

VERIFONE SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

This filing consists of the following document:

•	Equity Award FAQ made available April 24, 2018.

EFFECT OF THE MERGER ON VERIFONE STOCK AND EQUITY AWARDS

Equity Award FAQ

April 24, 2018

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological, and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. (“Verifone”), including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: the parties’ ability to meet expectations regarding the timing and completion of the merger, the risk that Verifone stockholders do not approve the merger, the occurrence of any event, change or other circumstance that would give rise to the termination of the merger agreement, the response by stockholders to the merger, the failure to satisfy each of the conditions to the consummation of the merger, including but not limited to, the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger on acceptable terms, or at all, the disruption of management’s attention from ongoing business operations due to the merger, the effect of the announcement of the merger on Verifone’s relationships with its customers, suppliers, operating results and business generally, the risk that any announcements relating to the merger could have adverse effects on the market price of Verifone’s common stock, the outcome of any legal proceedings related to the merger, employee retention as a result of the merger, and risks and uncertainties affecting the operations of our business, included in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q.

The forward-looking statements speak only as of the date such statements are made. Verifone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Verifone by Francisco Partners. In connection with the proposed acquisition, Verifone and Francisco Partners intend to file relevant materials with the SEC, including Verifone’s proxy statement on Schedule 14A. STOCKHOLDERS OF VERIFONE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING VERIFONE’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Verifone stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from Verifone. Such documents are not currently available.

Participants in Solicitation

Verifone and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Verifone common stock in respect of the proposed transaction. Information about the directors and executive officers of Verifone is set forth in the proxy statement for Verifone’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on February 8, 2018. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

About the Merger

On April 9, 2018, Verifone Systems, Inc. and Francisco Partners announced that they have entered into a definitive agreement under which an investor group led by Francisco Partners will acquire Verifone for $23.04 per share in cash.

The merger is expected to close during the third calendar quarter of 2018. The date that the merger closes is the “Closing Date.” The amounts described herein may also be subject to customary fees and expenses of E*Trade, the broker with whom your shares are held or the provider who is administering the post-closing cash award programs.

What Will Happen to My Owned and Unrestricted Verifone Common Stock?

Q:        What will happen to my Verifone common stock (including shares that were delivered to me from vested RSUs and option exercises that I kept)?

A:        Each share of Verifone common stock issued and outstanding immediately prior to the effective time of the merger (the “Effective Time”) will be converted into the right to receive cash in the amount of $23.04. All Verifone common stock shares will cease to be outstanding and will be cancelled at the Effective Time of the merger.

Q:        Do I need to take actions to receive the cash payment?

A:        The conversion from Verifone common stock to the right to receive cash payment of $23.04 per share is automatic, without any action on the part of the Verifone stockholders.

Q:        When will I receive the cash payment?

A:        Promptly after the Effective Time.

What Will Happen to My Verifone Time-Based RSUs?

Q:        What will happen to my Verifone time-based RSUs?

A:        At the Effective Time, each outstanding (unvested) RSU will be cancelled and converted into an opportunity to receive an amount in cash, without interest (a “RSU Deferred Cash Award”) equal to:

Number of shares of the RSUs * $23.04 (the per share merger consideration)

Q:        Do I need to take actions to have an opportunity to receive the cash payment?

A:        The conversion from a Verifone RSU to a RSU Deferred Cash Award is automatic, without any action on the part of the RSU holders.

Q:        How will I earn and have an opportunity to receive the cash payment?

A:        Each RSU Deferred Cash Award will be subject to the same vesting schedule and other terms and conditions applicable to the corresponding RSU immediately prior to the Effective Time and be paid on the applicable vesting date (subject to your continued employment through the applicable vesting date).

Q:        How will I receive the payment?

A:        The payment, less applicable taxes required to be withheld with respect to such payment, will be made through payroll.

What Will Happen to My Vested Verifone Stock Options?

Q:        What will happen to my vested Verifone stock options?

A:        a) If the exercise price of the option is equal to or greater than $23.04, the per share merger consideration, the option will be cancelled for no consideration or payment.

  b) If the exercise price of the option is less than $23.04, the per share merger consideration, the option will be cancelled and converted into a right to promptly receive a cash payment equal to:

Number of shares subject to the option * ($23.04 - the exercise price of your Verifone vested stock option)

Q:        Do I need to take actions to receive such cash payment?

A:        The conversion from a vested Verifone option to a right to receive a cash payment is automatic, without any action on the part of the option holders.

Q:        When will I receive such cash payment?

A:        Promptly after the Effective Time.

Q:        How will I receive the payment?

A:        The payment, less applicable taxes required to be withheld with respect to such payment, will be made through payroll.

What Will Happen to My Unvested Verifone Stock Options?

Q:        What will happen to my unvested Verifone stock options?

A:        a) If the exercise price of the option is equal to or greater than $23.04, the per share merger consideration, the option will be cancelled for no consideration or payment.

  b) If the exercise price of the option is less than $23.04, the per share merger consideration, each option will be cancelled and converted into an opportunity to receive an amount in cash, without interest (an “Option Deferred Cash Award”) equal to:

Number of shares subject to the option * ($23.04 - the exercise price of your Verifone unvested stock option)

Q:        Do I need to take actions to have an opportunity to receive such cash payment?

A:        The conversion from a Verifone option to an Option Deferred Cash Award is automatic, without any action on the part of the option holders.

Q:        How will I earn and have an opportunity to receive such cash payment?

A:        Each Option Deferred Cash Award will be subject to the same vesting schedule and other terms and conditions applicable to the corresponding Verifone options immediately prior to the Effective Time and be paid on the applicable vesting date (subject to your continued employment through the applicable vesting date).

Q:        How will I receive the payment?

A:        The payment, less applicable taxes required to be withheld with respect to such payment, will be made through payroll.

Examples

Verifone Common Stock - Example

Employee A holds 100 shares of Verifone common stock at her E*Trade account, 50 shares from her previous RSU vesting and 50 shares purchased from the open market. She does not intend to dispose of these shares prior to the Effective Time of the merger. On the Closing Date of the merger, what will happen to her 100 shares of Verifone common stock?

The 100 shares will be cancelled and cease to exist immediately. She will receive a cash payment of $2,304 ($23.04 times 100 shares) in her E*Trade account promptly after the Closing Date.

Unvested Verifone Time-Based RSU - Example

Employee B holds 200 unvested time-based RSUs, 25% of which vest on January 1, 2019 and the remainder of which vest at the rate of 6.25% per quarter thereafter according to the vesting schedule of the RSU award. If Employee B remains employed by the surviving company through August 2019 and then terminates his or her employment with the surviving company, what will happen to his 200 RSUs if the merger is completed in the third calendar quarter of 2018?

The 200 RSUs will be cancelled and converted into an RSU Deferred Cash Award of $4,608 ($23.04 * 200 shares). Employee B will receive a cash payment of $1,152 (25% of $4,608), less applicable taxes required to be withheld with respect to such payment, promptly after January 1, 2019 and will receive $288 promptly after each of April 1, 2019 and July 1, 2019 (6.25% of $4,608), less applicable taxes required to be withheld with respect to each such payment. The remainder of the RSU Deferred Cash Award of $2,880 (i.e., the portion that would have vested on and after Employee B’s August 2019 departure date) will be forfeited because the remaining service requirement of the original RSU award is not satisfied.

Vested Verifone Stock Option - Example

Employee C holds 100 vested stock options, 60 with an exercise price of $16.02 and 40 with an exercise price of $28.80. On the Closing Date of the merger, what will happen to her 100 vested Verifone stock options?

The 60 options at $16.02 will be cancelled and converted into the right for Employee C to promptly receive a cash payment of $421.20 (60 multiplied by the $7.02, i.e. the excess of the per share merger consideration of $23.04 over the exercise price of $16.02), less applicable taxes required to be withheld with respect to such payment, through payroll. The payment will be made promptly following the Effective Time.

The 40 options with an exercise price of $28.80 will be cancelled on the Closing Date of the merger with no consideration or payment because the exercise price is greater than $23.04, the per share merger consideration.

Unvested Verifone Stock Option - Example

Employee D holds two unvested option awards, one with 800 options at an exercise price of $16.02 and the other with 100 options at an exercise price of $28.80, 25% of which vests on January 1, 2019 and the remainder of which vests at the rate of 6.25% per quarter thereafter according to the vesting schedule of these option awards. If Employee D remains employed by the surviving company through August 2019 and then terminates his employment, what will happen to his two option awards after the merger completes in the third quarter of 2018?

The 800 options with an exercise price of $16.02 will be cancelled and converted into an Option Deferred Cash Award of $5,616 (800 multiplied by $7.02, i.e. the excess of the per share merger consideration of $23.04 over the exercise price of $16.02). Employee D will receive a cash payment of $1,404 (25% of $5,616), less applicable taxes required to be withheld with respect to such payment, promptly after January 1, 2019 and will receive $351 promptly after each of April 1, 2019 and July 1, 2019 (6.25% of $5,616), less applicable taxes required to be withheld with respect to each such payment. The remainder of the Option Deferred Cash Award of $3,510 (i.e., the portion that would have vested on and after Employee D’s August 2019 departure date) will be forfeited because the remaining service requirement of the original option award is not satisfied.

The 100 options with an exercise price of $28.80 will be cancelled on the Closing Date of the merger with no consideration or payment because the exercise price is greater than $23.04, the per share merger consideration.

Disclaimer

Disclaimer

PRIOR TO MAKING A FINANCIAL DECISION WITH RESPECT TO SHARES OF COMMON STOCK OR OTHER EQUITY AWARDS FOR VERIFONE, YOU SHOULD REFER TO THE AGREEMENT AND PLAN OF MERGER (THE “AGREEMENT”) FILED AS AN EXHIBIT TO VERIFONE’S FILING ON FORM 8-K FILED WITH THE SEC ON APRIL 9, 2018. ANY DISCREPANCIES OR DIFFERENCES BETWEEN THE AGREEMENT AND THIS FAQ ARE NOT BINDING, AND SHALL BE GOVERNED BY THE AGREEMENT. THE AGREEMENT SHOULD BE READ IN ITS ENTIRETY.

Agreement and Plan of Merger Excerpt

ARTICLE III

MERGER CONSIDERATION; EFFECT OF THE MERGER ON CAPITAL STOCK

3.1 Merger Consideration: Conversion of Shares of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or any holder of any capital stock of the Company, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time other than Excluded Shares (such shares of Company Common Stock, the “Eligible Shares”) shall be converted into the right to receive cash in the amount of $23.04 per share (the “Merger Consideration”).

3.2 Conversion of Shares of Company Common Stock. By virtue of the Merger and without any action on the part of the Parties or any holder of any capital stock of the Company, all of the Eligible Shares shall represent the right to receive the Merger Consideration pursuant to this Article III, shall cease to be outstanding, shall be cancelled and shall cease to exist as of the Effective Time, and each certificate formerly representing any of the Eligible Shares (each, a “Certificate”) and each book-entry account formerly representing any non-certificated Eligible Shares (each, a “Book-Entry Share”) shall thereafter represent only the right to receive the Merger Consideration, without interest.

3.3 Cancellation of Excluded Shares. Each Excluded Share shall, by virtue of the Merger and without any action on the part of the Parties or any holder of any Excluded Share, cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist, subject to any rights the holder thereof may have pursuant to Section 4.7.

3.4 Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties, each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.001 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Surviving Corporation immediately following the Effective Time.

3.5 Treatment of Equity Awards. At the Effective Time, the Company Equity Awards will receive the following treatment, in each case in accordance with and subject to the terms set forth in Sections 3.5(a)-(f) and the other provisions of this Agreement: (i) each Vested Company Option that is not designated as a Rollover Equity Award by its holder will be converted into a right to promptly receive a cash payment based on its spread value; (ii) the spread value of each Vested Company Option that is designated by its holder as a Rollover Equity Award will be converted to common stock of Parent (or a parent of Parent); (iii) each Unvested Company Option will be converted to a cash award, based on its spread value, that remains subject to the same vesting schedule that applied immediately prior to the Effective Time; (iv) each Company RSU will be converted to a cash award, based on the Merger Consideration, that remains subject to the same vesting schedule that applied immediately prior to the Effective Time; (v) each Company P-RSU will be converted to a cash award, based on the Merger Consideration and the actual performance of such Company P-RSU through the Effective Time, that otherwise remains subject to the same vesting schedule that applied immediately prior to the Effective Time; and (vi) each Company DSU will be converted into a right to promptly receive a cash payment, based on the Merger Consideration. With respect to the foregoing, the spread value of a Company Option will be determined by subtracting the per share exercise price of such Company Option from the Merger Consideration, and any Company Option for which the per share exercise price is equal to or greater than the Merger Consideration will be cancelled for no consideration.

(a) Company Options. At the Effective Time, (i) each outstanding vested option (or vested portion thereof) to purchase shares of Company Common Stock (a “Vested Company Option”), other than any Rollover Equity Awards, shall, automatically and without any action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Vested Company Option to receive (without interest), as soon as reasonably practicable after the Effective Time, but no later than three (3) Business Days after the Effective Time, an amount in cash equal to the product of (x) the total number of shares of Company Common Stock subject to such Vested Company Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of Company Common Stock of such Vested Company Option less applicable Taxes required to be withheld with respect to such payment and (ii) each outstanding unvested option (or unvested portion thereof) to purchase shares of Company Common Stock (an “Unvested Company Option” and, together with the Vested Company Options, the “Company Options”) under the Stock Plans shall, automatically and without any action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Unvested Company Option to receive an amount in cash, without interest (a “Company Option Deferred Cash Award”) equal to the product of (x) the total number of shares of Company Common Stock subject to such Unvested Company Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of such Unvested Company Option less applicable Taxes required to be withheld with respect to such payment. Notwithstanding the foregoing, any Company Option which has an exercise price per share that is greater than or equal to the Merger Consideration shall be cancelled at the Effective Time for no consideration or payment. Except as specifically provided above, following the Effective Time, each such Company Option Deferred Cash Award will be subject to the same vesting schedule and other terms and conditions (other than with respect to exercise) applicable to the corresponding Unvested Company Option immediately prior to the Effective Time and be paid on the applicable vesting date.

(b) Company RSUs. At the Effective Time, each outstanding restricted stock unit that is subject only to service-based vesting conditions (a “Company RSU”) under the Stock Plans shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest (a “Company RSU Deferred Cash Award”) equal to the product of (x) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time multiplied by (y) the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment. Except as specifically provided above, following the Effective Time, each such Company RSU Deferred Cash Award will be subject to the same vesting schedule and other terms and conditions applicable to the corresponding Company RSU immediately prior to the Effective Time.

(c) Company P-RSUs. At the Effective Time, each outstanding restricted stock unit that is subject to performance-based vesting conditions (a “Company P-RSU”) under the Stock Plans shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company P-RSU to receive an amount in cash, without interest (a “Company P-RSU Deferred Cash Award” and together with the Company Option Deferred Cash Awards and the Company RSU Deferred Cash Awards, “Replacement Deferred Cash Awards”) equal to the product of (x) the number of shares of Company Common Stock subject to such Company P-RSU immediately prior to the Effective Time based on the actual performance through the Effective Time as determined by the compensation committee of the Company Board (the “Company Compensation Committee”) multiplied by (y) the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, to the extent there are any Company P-RSUs for which the number of shares of Common Stock subject to such Company P-RSU as determined in accordance with clause (x) of the preceding sentence is zero, such Company P-RSU shall be cancelled at the Effective Time for no consideration or payment. Except as specifically provided above, following the Effective Time, each such Company P-RSU Deferred Cash Award will be subject to the same vesting schedule and other terms and conditions applicable to the corresponding Company P-RSU immediately prior to the Effective Time.

(d) Company DSUs. At the Effective Time, each outstanding deferred stock unit (a “Company DSU”) under the Company’s Director Deferred Compensation Plan, shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company DSU to receive (without interest), as soon as reasonably practicable after the Effective Time (but in any event no later than three (3) Business Days after the Effective Time), an amount in cash equal to (x) the number of shares of Company Common Stock subject to such Company DSU immediately prior to the Effective Time multiplied by (y) the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment; provided, that, with respect to any Company DSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the Company’s Director Deferred Compensation Plan and a participant’s deferral elections that will not trigger a Tax or penalty under Section 409A of the Code.

(e) Company Equity Payments. Any payments to which holders of Company Options, Company RSUs, Company P-RSUs and Company DSUs (collectively, the “Company Equity Awards”) are entitled to pursuant to Section 3.5(a), Section 3.5(b), Section 3.5(c) and Section 3.5 (d), respectively (collectively, the “Company Equity Payments”) shall be made through the Surviving Corporation’s payroll (except in the case of Company DSUs) and in accordance with Section 3.5(a), Section 3.5(b), Section 3.5(c) and Section 3.5(d). Parent and Merger Sub shall ensure that the Surviving Corporation has an amount in cash, or immediately available borrowing capacity, sufficient to pay all amounts required by the foregoing sentence.

(f) Company Actions. At or prior to the Effective Time, the Company, the Company Board and the Company Compensation Committee, as applicable, shall adopt any resolutions and take any actions that are necessary to (x) effectuate the treatment of the Company Equity Awards pursuant to Section 3.5(a) Section 3.5(b), Section 3.5(c) and Section 3.5(d) and (y) cause the Stock Plans and the Company’s Director Deferred Compensation Plan to terminate at or prior to the Effective Time. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver shares of Company Common Stock or other capital stock of the Company to any Person pursuant to or in settlement of Company Equity Awards.